EXHIBIT 99.1

DPAC TECHNOLOGIES CORP.

Two New Ways to Vote

VOTE BY INTERNET OR TELEPHONE

24 Hours a Day – 7 Days a week

It’s Fast and Convenient

INTERNET	OR	TELEPHONE	OR	MAIL
www.proxyvoting.com/DPAC		1-888-426-7035

• Go to the website listed above		• Use any touch-tone telephone.		• Mark, sign and date your proxy card.

• Have your proxy card ready.		• Have your proxy card ready.		• Detach your proxy Card

• Enter your Control Number located above your name and address.		• Enter your Control Number located above your name and address.		• Return your proxy card in the postage paid envelope provided.

• Follow the simple instructions on the website.		• Follow the simple recorded instructions.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked,

signed and returned your proxy card. If you have submitted

your proxy by the Internet or telephone there is no need for you to mail back your proxy card.

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE

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1.	Board of Directors recommends a vote FOR the nominees.

ELECTION OF DIRECTORS	☐ FOR all nominees Listed below	☐ WITHHOLD AUTHORITY to vote for all nominees listed Below	☐ *EXCEPTIONS

Nominees:	01. Richard J. Dadamo, 02. Creighton K. Early, 03. Samuel W. Tishler, 04. Gordon M. Watson,
05. Richard H. Wheaton and 06. John W. Hohener.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the “Exceptions” box and write that nominee’s name on the space provided below.)

EXCEPTIONS

2.	Board of Directors recommends a vote FOR the following proposal:

☐   FOR       ☐   AGAINST       ☐   ABSTAIN

To authorize and approve the Agreement and Plan of Reorganization dated as of April 26, 2005, as amended, (herein sometimes referred to synonymously as the “Merger Agreement” or the “Agreement and Plan of Reorganization”) among QuaTech, Inc. (“QuaTech”), DPAC and DPAC Acquisition Sub, Inc., and the Merger contemplated therein.

3.	Board of Directors recommends a vote FOR the following proposal:

☐   FOR       ☐   AGAINST       ☐   ABSTAIN

To approve the proposal to amend the Articles of Incorporation of DPAC, as heretofore amended, to increase the number of authorized shares of common stock to one hundred twenty million (120,000,000) shares from forty million (40,000,000) shares.

4.	Board of Directors recommends a vote FOR the following proposal:

☐   FOR       ☐   AGAINST       ☐   ABSTAIN

To approve the proposal to ratify the licensing transaction between DPAC and Development Capital Ventures LP, an affiliate of QuaTech (“DCV”).

5.	Board of Directors recommends a vote FOR the following proposal:

☐   FOR       ☐   AGAINST       ☐   ABSTAIN

To approve the proposal to amend and increase the number of shares available for issuance under the 1996 Stock Option Plan.

If you wish to vote in accordance with the recommendations of management, all you need to do is sign and return this card. The Trustee cannot vote your shares unless you sign and return the card.

Please sign exactly as name appears hereon. Joint owners should each sign. Where applicable, indicate position or representative capacity.

Dated:

Signature

Signature

DETACH PROXY CARD HERE

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DPAC TECHNOLOGIES CORP.

PROXY FOR THE ANNUAL MEETING OF THE SHAREHOLDERS

TO BE HELD ON JANUARY 31, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Creighton (Kim) Early and Stephen J. Vukadinovich, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of DPAC Technologies Corp., to be held at DPAC Technologies Corp. on January 31, 2006 at 10:00 a.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND THE PROPOSALS LISTED ON THE PROXY CARD.